EXHIBIT 99.2

                           MEMORANDUM OF UNDERSTANDING

            WHEREAS, Hanover Direct, Inc. (the "Company"), Chelsey Direct, LLC ("Chelsey") and Regan Partners, L.P. ("Regan Partners") have reached an agreement in principle on the terms of a recapitalization of the Company, the reconstitution of the Board of Directors of the Company and a settlement of outstanding litigation between the Company and Chelsey;

            WHEREAS, the Company, Chelsey and Regan Partners desire to memorialize the terms of their agreement;

            NOW, THEREFORE, it is agreed as follows:

            1. Acknowledgement of Chelsey Stock Ownership. The Company acknowledges that Chelsey is the lawful and bona fide owner of 29,446,888 shares of Common Stock, par value $0.66-2/3 per share, of the Company (the "Common Stock") and 1,622,111 shares of Series B Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), consisting of all of the issued and outstanding shares of Series B Preferred Stock, and the Company does not and will not challenge Chelsey's ownership of such shares. The Company shall take all action necessary to effect Chelsey's ownership of such shares of Common Stock and Series B Preferred Stock, including, without limitation, causing the removal of any restrictive legends on such shares, other than a customary legend confirming that the transfer of such shares is restricted by the Securities Act of 1933, as amended.

            2. Recapitalization.

            (a) Within ten (10) days following the execution of this memorandum, or as soon thereafter as possible, subject to the approval of the Company's Board of Directors and its Transactions Committee, the Company and Chelsey shall enter into a binding agreement (the "Recapitalization Agreement") which shall embody the recapitalization plan set forth on Exhibit A hereto (the "Recapitalization") and all of the other provisions of this memorandum. The agreements set forth in paragraph 14 shall be exhibits to the Recapitalization Agreement. The closing of the transactions contemplated by the Recapitalization Agreement (the "Closing") shall occur as promptly as practicable following the execution of the Recapitalization Agreement. If the Closing has not occurred by the close of business on November 30, 2003, then, no later than December 3, 2003, the Company shall pay Chelsey $1,000,000 by wire transfer of immediately available funds to an account designated by Chelsey. If the Closing has not occurred by the close of business on December 17, 2003, then this memorandum shall cease to be effective to the extent set forth in paragraph 15 unless either the Company or Chelsey elects, by delivery of notice of such election to such other party prior to such time, to extend the Closing past such date. In the event of such election, then (i) (A) if the Company makes such election, the number of shares of Common Stock and Series C Preferred Stock issued to Chelsey in the Recapitalizaton shall be adjusted as set forth in Exhibit A and (B) if Chelsey makes such election, there shall be no adjustment to the number of shares of Common Stock and Series C

Preferred Stock issued to Chelsey in the Recapitalizaton and (ii) the Closing shall occur not later than February 29, 2004.

            (b) Each of the Company and Chelsey shall take all actions reasonably necessary to execute the Recapitalization Agreement and thereafter to close the transactions contemplated by the Recapitalization Agreement within the time periods set forth in paragraph 2(a). Such actions shall include, without limitation, the negotiation in good faith of all necessary documentation, as described in Paragraph 14 hereof, as exhibits to the Recapitalization Agreement, the filing of a Certificate of the Designations, Powers, Preferences and Rights of Series C Participating Preferred Stock of the Company (the "Certificate of Designations") with the Secretary of State of Delaware, the filing of the Stipulation of Discontinuance with the Supreme Court of the State of New York, the execution and delivery of the other documents described in paragraph 14 attached as exhibits to the Recapitalization Agreement and any necessary filings with the Securities and Exchange Commission and the American Stock Exchange. The Closing shall be subject to the Company obtaining the consent of Congress Financial Corporation and the consents set forth on Exhibit B, and the Company agrees to use its best efforts to obtain such consents as promptly as practicable. Chelsey shall have the opportunity to participate in any communications or meetings with Congress or any of the parties set forth on Exhibit B regarding the consent of such parties to the Recapitalization, and the Company shall advise Chelsey as promptly as practicable with respect to any developments with respect to such consents.

            3. Reconstituted Board of Directors. The Company shall prepare and use its best efforts to file with the Securities and Exchange Commission and transmit to all equity holders of the Company as required by Rule 14f-1 of the Securities Exchange Act of 1934, as amended, a statement regarding a change in majority of directors pursuant to Rule 14f-1 (the "14f Statement"), as promptly as practicable following the execution of this memorandum. The 14f Statement shall report the intention of the Company to reconstitute the Board of Directors as the "Reconstituted Board," as set forth in the following paragraph. The Company hereby represents and warrants that the information contained in the 14f Statement shall not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading, except with respect to any information contained in the 14f Statement that was provided to the Company in writing by Chelsey for inclusion in the 14f Statement, and Chelsey hereby represents and warrants that the information provided in writing by Chelsey for inclusion in the 14f Statement shall not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading.

            The Board of Directors of the Company shall be reconstituted, simultaneously with the execution of the Recapitalization Agreement, so that (a) the number of directors comprising the Board of Directors of the Company shall be fixed at eight (8) and (b) the Board of Directors of the Company shall consist of the following individuals: Martin Edelman, William Wachtel, Stuart Feldman, Wayne Garten, Thomas Shull, Basil Regan, David Brown and Robert

Masson. Following execution of the Recapitalization Agreement and the expiration of the tenth (10th) day following the filing of the 14f Statement by the Company with the Securities and Exchange Commission and the transmission to all equity holders of the Company as required by Rule 14f-1, (x) the number of directors comprising the Board of Directors of the Company shall be fixed at nine (9) and
(y) the Board of Directors of the Company shall consist of the individuals listed in the previous sentence plus Donald Hecht (the Board of Directors, as reconstituted pursuant to clauses (x) and (y), shall be referred to herein as the "Reconstituted Board"). Following the execution of the Recapitalization Agreement and prior to Mr. Hecht being added to the Board of Directors as set forth in this paragraph, if the Board of Directors shall be deadlocked on any matter before the Board of Directors, such matter shall be decided by the Executive Committee of the Board of Directors.

            The Committees of the Board of Directors shall also be reconstituted, simultaneously with the execution of the Recapitalization Agreement, as follows: the members of the Executive Committee shall be Stuart Feldman (Chairman), Martin Edelman and Basil Regan; the members of the Audit Committee shall be Robert Masson (Chairman), Wayne Garten, David Brown and Donald Hecht (Mr. Hecht shall be added to the Audit Committee at the same time he is added to the Board of Directors); the members of the Compensation Committee shall be David Brown (Chairman), Wayne Garten and Stuart Feldman; the members of the Nominating Committee shall be William Wachtel (Chairman), Wayne Garten and Thomas Shull; and the members of the Transactions Committee shall be Martin Edelman (Chairman), David Brown and Basil Regan.

            In the event that Messrs. Edelman, Garten, Feldman, Wachtel or Hecht or their respective successors shall be unable or unwilling to serve as a director or committee member for any reason, Chelsey shall designate a director or committee member, as applicable, in place of such person, in the event Mr. Regan or his successor shall be unable or unwilling to serve as a director or committee member for any reason, Regan Partners shall designate a director or committee member, as applicable, in place of such person, in the event that Mr. Shull or his successor shall be unable or unwilling to serve as a director for any reason, the Board of Directors shall designate the Chief Executive Officer of the Company in place of such person and in the event that Messrs. Brown or Masson or their respective successors shall be unable or unwilling to serve as a director or committee member for any reason, the Board of Directors (acting without the participation of Messrs. Wachtel and Feldman) shall designate a director or committee member, as applicable, in place of such person; provided, however, that any such substitute person not designated by the Board of Directors shall be reasonably acceptable to the Board of Directors.

            Regarding the reelection of the Board of Directors, the Company and the Board of Directors shall take the actions set forth in Part 2 of Exhibit C and the parties thereto shall take the actions set forth in the Voting Agreement referred to in paragraph 9.

            4. Company Store Group. Prior to the expiration of one hundred fifty
(150) days from the execution of the Recapitalization Agreement, the Company agrees that it shall not (a) sell, other than in the ordinary course of business, the inventory, trademarks or customer lists associated with the Company Store division of the Company or (b) terminate the employment of the Chief Executive Officer of the Company, unless, in either case, such action has been approved by the Board of Directors pursuant to an affirmative vote of at least six (6) members of the Board of Directors.

            5. Transactions Committee. Simultaneously with the execution of the Recapitalization Agreement, the Board of Directors of the Company shall approve a new charter for the Transactions Committee as set forth on Part 1 of Exhibit
C. Regarding vacancies on the Transactions Committee, the Company and the Board of Directors shall take the actions set forth in Part 3 of Exhibit C.

            6. Mutual Releases; Termination of Litigation. At the Closing, (a) the Company and its officers and directors shall release Chelsey and its officers and managers from all claims, filed or that could have been filed, as of the date of such release, (b) Chelsey and its officers and managers shall release the Company and its officers and directors from all claims, filed or that could have been filed, as of the date of such release and (c) each of the Company and Chelsey shall discontinue, with prejudice, all pending litigation between such parties. Pending the Closing, neither the Company nor Chelsey shall take any action to prosecute any pending litigation between such parties, and each of the Company and Chelsey agree to grant to the other party any extensions of time necessary to preserve such litigation through the date of the Closing.

            7. Change in Control. Chelsey and the Company will recognize and agree that the Recapitalization is a "change of control" for purposes of all of the Company's existing Compensation Continuation (Change of Control) Plans, the Employment Agreement, dated as of September 1, 2002, as amended, between the Company and Mr. Shull and the Transaction Bonus Letters between the Company and its executive officers. The Company shall be permitted to make any payments required thereunder on the Closing.

            8. Registration Rights. The Company shall at its sole expense provide two (2) demand and unlimited piggyback registration rights with respect to resales by Chelsey of all shares of Common Stock owned by Chelsey pursuant to a Registration Rights Agreement to be entered into between the parties prior to the Closing.

            9. Voting Agreements. Simultaneously with the execution of the Recapitalization Agreement, Chelsey, Stuart Feldman, Regan Partners and Basil Regan shall enter into an agreement providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them to (a) effectuate the Recapitalization, if any vote is required, and the provisions of paragraph 13 and (b) effectuate the provisions of Part 2 of Exhibit C for so long as Regan Partners owns at least 75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by Regan Partners as of the date of this memorandum.

            10. Fairness Opinion. The Company hereby represents and warrants to Chelsey that the provisions of this memorandum have been approved by a committee of independent directors of the Board of Directors which has orally received a fairness opinion from independent financial advisors stating that the terms of the Recapitalization are fair to the holders of Common Stock of the Company (other than Chelsey and Stuart Feldman) from a financial point of view. The Company shall use its best efforts to obtain and furnish to Chelsey written confirmation of the fairness opinion prior to the execution of the Recapitalization Agreement.

            11. Sales by Regan Partners. For so long as Regan Partners exercises it right to have a designee serve on the Board of Directors of the Company, Regan Partners hereby agrees that it will notify Chelsey at least twenty-four
(24) hours prior to any sale, transfer or other disposition (or the execution of any agreement with respect thereto), other than fund balancing transactions involving Regan Partners and/or any affiliates of Regan Partners, of any shares of Common Stock of the Company owned by Regan Partners and will provide to Chelsey an opportunity to purchase such shares prior to such sale, transfer or other disposition on terms no less favorable to Regan Partners than otherwise available to it pursuant to such proposed sale, transfer or other disposition.

            12. Assets Sale Transactions. The Company agrees that, until the Board of Directors is reconstituted with the eight (8) members set forth in paragraph 3, it shall not enter into any agreement with respect to any asset sale transaction outside of the ordinary course of business other than the transactions contemplated herein. The Company will notify Chelsey promptly of the receipt of any notice, discussions, or requests for information relating to any asset sale transactions outside of the ordinary course of business.

            13. Amendments to Certificate of Incorporation. The Company agrees that it shall, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, recommend in the proxy statement for the first shareholders meeting following the Recapitalization amendments to its Certificate of Incorporation to effectuate the following: (a) a reduction in the par value per share of Common Stock from $0.66-2/3 per share to $0.01 per share,
(b) a reverse split of the Common Stock in a ratio of 10 for 1 and (c) an increase by 10 million shares of the number of authorized shares of preferred stock of the Company, and all of such shares shall be issuable by the Board of Directors in one or more series (i.e., blank check preferred stock).

            14. Other Agreements. The Recapitalization Agreement shall have attached as exhibits the following agreements: the Certificate of Designations, a Voting Agreement, a Registration Rights Agreement, General Releases, a Stipulation of Discontinuance, a Transactions Committee Charter and a Corporate Governance Agreement (to embody the corporate governance provisions set forth in Exhibit C).

            15. Binding Effect. The provisions of (a) the first paragraph of paragraph 3, (b) the last sentence of paragraph 6, (c) all of paragraph 10, (d) all of paragraph 11, (e) all of paragraph 12, (f) all of paragraph 16 and (g) all of paragraph 17 constitute binding obligations of the parties hereto. With respect to the other provisions of this memorandum, upon the negotiation, execution and delivery of the definitive documentation referred to in this memorandum, the parties will be legally bound. If definitive documentation has not been negotiated, executed and delivered by (x) December 17, 2003, if neither the Company nor

Chelsey gives the notice to extend the Closing as set forth in paragraph 2, or
(y) February 29, 2004, the provisions listed in clauses (a) - (e) set forth in the first sentence of this paragraph shall no longer be binding obligations of the parties hereto.

            16. Expenses. The Company shall promptly pay (a) the reasonable legal fees and disbursements of Swidler Berlin Shereff Friedman, LLP ("SBSF") in connection with the preparation and negotiation of this memorandum, the Recapitalization Agreement and all related documentation on behalf of Chelsey and (b) the reasonable fees of any financial advisors engaged by Chelsey or SBSF not to exceed $20,000 in the aggregate relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including, without limitation, a valuation by such financial advisors of the securities to be received by Chelsey pursuant to the Recapitalization.

            17. Miscellaneous. This memorandum shall be governed by the internal laws of the State of New York, without regard to its conflicts of laws' principles. This memorandum may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute the same agreement.

Dated November  10, 2003


                                                  HANOVER DIRECT, INC.



                                                By:    /s/ Thomas C. Shull
                                                    ----------------------------
                                                Name: Thomas C. Shull
                                                Title:   President/CEO

                                                Hanover Direct, Inc.
                                                115 River Road
                                                Building 10
                                                Edgewater, New Jersey 07020


                                                CHELSEY DIRECT, LLC


                                                By:    /s/ William B. Wachtel
                                                    ----------------------------
                                                Name: William B. Wachtel
                                                Title:    Managing Member

                                                Chelsey Direct, LLC
                                                712 Fifth Avenue, 45th Floor
                                                New York, New York 10019


                                                REGAN PARTNERS, L.P.


                                                By:    /s/ Basil P. Regan
                                                    ----------------------------
                                                Name:  Basil P. Regan
                                                Title:    General Partner

                                                Regan Partners, L.P.
                                                32 East 57th Street, 20th Floor
                                                New York, New York 10022

                                    EXHIBIT A
                    RECAPITALIZATION OF HANOVER DIRECT, INC.
                                SUMMARY OF TERMS

      Chelsey will transfer 1,622,111 shares of Series B Preferred Stock (including accrued dividends) to the Company. If the Closing occurs on or prior to December 17, 2003 or if Chelsey elects to extend the Closing past December 17, 2003 as set forth in paragraph 2 of this memorandum, the Company shall issue to Chelsey (a) 564,819 shares of Series C Preferred Stock (on the terms set forth below) and (b) 81,857,833 newly issued shares of Common Stock. If the Company elects to extend the Closing past December 17, 2003 as set forth in paragraph 2 of this memorandum, the Company shall issue to Chelsey (a) shares of Series C Preferred Stock with an aggregate liquidation preference equal to one-half (1/2) of the accreted liquidation preference (less $500,000) of the Series B Preferred Stock on the date of the Closing and (b) newly issued shares of Common Stock at the rate of $0.69 per share (300% of the market value at August 6, 2003), rounded up to the next full share, for the balance of the accreted liquidation preference (less $500,000) of the Series B Preferred Stock on the date of the Closing.

Key Terms of Series C Preferred Stock:

Amount of Issue: If the Closing occurs on or prior to December 17, 2003 or if Chelsey elects to extend the Closing past December 17, 2003 as set forth in paragraph 2 of this memorandum, 564,819 shares of Series C Preferred Stock.

                        If the Company elects to extend the Closing past December 17, 2003 as set forth in paragraph 2 of this memorandum, shares of Series C Preferred Stock with an aggregate liquidation preference equal to one-half (1/2) of the accreted liquidation preference (less $500,000) of the Series B Preferred Stock on the date of the Closing.

Liquidation Preference: $100.00 per share

Dividend:               Commencing January 1, 2006, dividends shall be payable
                        quarterly at the rate of 6% per annum, with the preferred dividend rate increasing at by 1 1/2% per annum on each anniversary of the dividend commencement date until redeemed. At the Company's option, in lieu of cash dividends, the Company may instead elect to cause accrued and unpaid dividends to compound at a rate equal to 1% higher than the applicable cash dividend rate.

                        The Series C Preferred Stock shall be entitled to participate ratably with the Common Stock on a share for share basis in any dividends or distributions paid to or with respect to the Common Stock. The right to participate shall have anti-dilution protection.

Redemption:             The Series C Preferred Stock may be redeemed in whole
                        and, except as set forth below, not in part, at the option of the Company at any time for the liquidation preference and any accrued and unpaid dividends (the
                        "Redemption Price"). The Series C Preferred Stock shall be redeemed by the Company on January 1, 2009 (the
                        "Mandatory Redemption Date") for the Redemption Price.
                        If the Series C Preferred Stock is not redeemed on or before the Mandatory Redemption Date, the Series C
                        Preferred Stock shall be entitled to elect one-half
                        (1/2) of the Company's Board of Directors. The Company shall redeem the maximum number of shares of Series C
                        Preferred Stock as possible with the net proceeds of certain asset and equity sales not required to be used to repay Congress Financial Corporation pursuant to the terms of the 19th Amendment to the Loan Agreement with Congress, and Chelsey shall be required to accept such redemptions.

Voting: Each share Series C Preferred Stock shall be entitled to one hundred (100) votes per share plus that number of votes as shall equal the dollar value of any accrued, unpaid and compounded dividends with respect to such share, and shall vote as a class with the Common Stock on any matter submitted to a vote of the holders of Common Stock. The Series C Preferred Stock shall be entitled to vote as a class on any matter that would adversely affect that Series.

Covenants and Rights:   The Series C Preferred Stock shall have such additional
                        covenants and rights as are customary or necessary to give effect to the foregoing and as may be agreed between the parties.

                                    EXHIBIT B
               CONSENTS POTENTIALLY REQUIRED FOR RECAPITALIZATION

1.    Congress Financial Corporation
2.    American Stock Exchange

                                    EXHIBIT C
        OTHER MATERIAL TERMS AND CONDITIONS OF RECAPITALIZATION PROPOSAL

1*

TRANSACTIONS COMMITTEE OF THE BOARD OF DIRECTORS (THE "COMMITTEE"):


      - COMPOSITION: The Committee will have three members, one designated by Chelsey (Martin Edelman), one designated by Regan Partners (Basil Regan) and an independent member to be unanimously designated by Chelsey and Regan Partners (David Brown).

      - CHARTER OF COMMITTEE: Pass on redemptions of the Series C Preferred Stock, including transactions that pursuant to the terms of the Series C Preferred Stock would require the Company to redeem any shares of the Series C Preferred Stock (consistent with applicable laws or agreements). The Board of Directors, in the reasonable exercise of its business judgment, shall determine if any such transaction is reasonably likely to require the Company to redeem any shares of the Series C Preferred Stock, and, if the Board of Directors determines that a redemption is reasonably likely, such matter shall then be submitted to the Transactions Committee.

      - ADVISORS: The Committee will have the authority to retain independent counsel and a financial advisor/investment bank agreed unanimously by the Committee.

      - ACTIONS: In a manner determined by the Committee, approve the terms of any transaction and recommend execution of any transaction and related redemption of the Series C Preferred Stock to the Board.

      - APPROVAL OF ACTION: A unanimous vote of the three-member Committee is required for the above Actions. A unanimous vote of the Committee cannot be overturned by the Board of Directors. If the Committee shall not be able to decide unanimously on any matter before the Committee during the first 5 months following the execution of the Recapitalization Agreement, such matter shall be decided by a vote of at least 5 members of the Board of Directors while the Board of Directors has 8 members and 6 members of the Board of Directors while the Board of Directors has 9 members, and thereafter such matter shall be decided by a majority of the Board of Directors.

      - DURATION: Structure to survive until the new Series C Preferred Stock is redeemed in full.

2*

DESIGNATED DIRECTORS: For a period of two years from the Closing, the Company, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, shall recommend in the proxy statement for each annual or special meeting of stockholders at which directors shall be elected and shall recommend at each such stockholders meeting as part of the management or Nominating Committee slate for election to the Company's Board of Directors, such number of persons designated by Chelsey so that five of nine directors of the Company will at all times be directors of the Company designated by Chelsey and at all times one person designated by Regan Partners will at all times be a director of the Company. All shares for which the Company's management or Board of Directors hold proxies (including undesignated proxies) shall be voted in favor of the election of such designees of Chelsey and Regan Partners, except as may otherwise be provided by stockholders submitting such proxies. In the event that any Chelsey or Regan Partners designee shall cease to serve as a director of the Company for any reason, the Company shall cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as the case may be, reasonably acceptable to the Board of Directors as promptly as practicable.

For a period of two years from the Closing, so long as the Board of Directors of the Company consists of a majority of designees of Chelsey, Chelsey will not seek to nominate or propose for nomination or elect any persons to the Board if the effect thereof would be to cause persons affiliated or associated with Chelsey to constitute more than five directors of the Company's Board of Directors as then required pursuant to the preceding paragraph; provided that Chelsey may nominate or propose for nomination or elect any persons to the Board without regard to the foregoing limitation after the new Series C Preferred Stock is redeemed in full.

Prior to the Closing, Chelsey, Regan Partners and Basil Regan shall enter into an agreement providing that each of them will vote any shares of the Company beneficially owned by them or any entity affiliated with them to effectuate the foregoing provisions.

3*

For a period of at least two years from the Closing, the Company's Board of Directors, acting in accordance with its charter and bylaws and applicable law, shall maintain a Transactions Committee as described above. Such Transactions Committee shall consist of three directors, one designated by Chelsey, one designated by Regan Partners and one designated jointly by Regan Partners and Chelsey. In the event that the Chelsey or Regan Partners designee on the Transactions Committee shall cease to serve as a director of the Company or a member of the Transactions Committee for any reason, the Company shall cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as applicable, as promptly as practicable. In the event that the designee selected jointly by Chelsey and Regan Partners on the Transactions Committee shall cease to serve as a director of the Company or a member of the Transactions Committee for any reason, the Company shall cause the vacancy resulting thereby to be filled by a designee selected jointly by Chelsey and Regan Partners as promptly as practicable.

* The right of Regan Partners to designate nominees to the Board of Directors shall terminate if Regan Partners ceases to own at least 75% of the outstanding shares of Common Stock (as adjusted for stock splits, reverse stock splits and the like) owned by Regan Partners as of the date of this memorandum.